UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2009

STANLEY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33083	11-3658790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3101 Wilson Boulevard, Suite 700
Arlington, Virginia		22201
(Address of Principal Executive Offices)		(Zip Code)

(703) 684-1125

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual Meeting of Stockholders of Stanley, Inc. (the “Company”) held on August 7, 2009, the Company’s stockholders approved the Stanley, Inc. Amended and Restated 2006 Omnibus Incentive Compensation Plan (the “Amended and Restated Plan”), which is the successor to and continuation of the 2006 Omnibus Incentive Compensation Plan. As approved, among other things, the Amended and Restated Plan increases the number of shares reserved for issuance under the plan by 500,000 shares, from 4,000,000 shares to 4,500,000 shares, (ii) raises the sub-limit for the maximum number of shares that may be delivered pursuant to incentive stock options under the plan from 2,300,000 shares to 4,500,000 shares and (iii) eliminates the sub-limit for the maximum number of shares that may be delivered as restricted stock awards under the plan. The description of the terms and conditions of the Amended and Restated Plan, as set forth under the caption “Proposal 2: Approval of the Amended and Restated 2006 Omnibus Incentive Compensation Plan” contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 8, 2009, is incorporated herein by reference.

The foregoing summary of the Amended and Restated Plan is qualified by reference to the copy of the Amended and Restated Plan filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description

10.1	Stanley, Inc. Amended and Restated 2006 Omnibus Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY, INC.

Date: August 7, 2009	By:	/s/ Brian J. Clark
Brian J. Clark
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stanley, Inc. Amended and Restated 2006 Omnibus Incentive Compensation Plan